Exhibit 4.3

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JULY 10, 2021.

COMPENSATION WARRANT CERTIFICATE

COMPENSATION WARRANTS

TO PURCHASE UNITS OF

MIND MEDICINE (MINDMED) INC.

Certificate Number:	BW-2021-[•]
Number of Compensation Warrants:	[•]
Date:	March 9, 2021

THIS IS TO CERTIFY THAT for valuable consideration received by the undersigned, [•] (the “Holder”) is the registered holder of the number of compensation warrants (each a “Compensation Warrant”) set out above. Each Compensation Warrant entitles the Holder to subscribe for and purchase, subject to the terms hereof, one unit (a “Unit”) at a purchase price of $3.25 per Unit (the “Exercise Price”) at any time and from time to time until 4:30 p.m. (Toronto time) on March 9, 2024 (the “Expiry Time”), with each Unit consisting of one subordinate voting share (a “Subordinate Voting Share”) in the capital of Mind Medicine (MindMed) Inc. (the “Corporation”) and one-half of one Subordinate Voting Share purchase warrant (each whole Subordinate Voting Share purchase warrant, a “Broker Warrant”) of the Corporation, all subject to adjustment as hereinafter provided in this warrant certificate, including for greater certainty the Appendices hereto (the “Compensation Warrant Certificate”). The Compensation Warrants will become void and the unexercised portion of the subscription rights represented by this Compensation Warrant Certificate will expire and terminate at the Expiry Time.

The Broker Warrants will be issued pursuant to a warrant certificate substantially in the form attached hereto as Appendix C (the “Warrant Certificate”), and shall have the terms and conditions as set out in the Warrant Certificate.

All amounts of money referred to in this Compensation Warrant Certificate are expressed in lawful money of Canada.

These Compensation Warrants do not entitle the Holder to any rights or interest whatsoever as a shareholder of the Corporation or any other rights or interests except as expressly provided in this Compensation Warrant Certificate.

The holding of a Broker Warrant after the exercise of a Compensation Warrant does not constitute the Holder a shareholder of the Corporation, nor entitle the Holder to any right or interest in respect thereof except as expressly provided in the certificate for the Broker Warrant.

These Compensation Warrants are non-assignable and non-transferable by the Holder except with the prior consent of the Corporation and subject to compliance with all applicable laws.

If this Compensation Warrant Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

By acceptance hereof, the Holder hereby represents and warrants to the Corporation that the Holder is acquiring these Compensation Warrants as principal for its own account and not for the benefit of any other person.

This Compensation Warrant Certificate shall enure to the benefit of, and shall be binding upon, the Holder and the Corporation and their respective successors.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF the Corporation has caused this Compensation Warrant Certificate to be issued under the signature of a properly authorized officer of the Corporation.

DATED as of the date written above.

MIND MEDICINE (MINDMED) INC.

By:
Authorized Signatory

APPENDIX A

Additional Terms and Conditions of this Compensation Warrant Certificate

1.
Partial Exercise: The Holder may subscribe for and purchase less than the full number of Units which the Holder is entitled to purchase hereunder on delivery of this Compensation Warrant Certificate. In the event that the Holder subscribes for and purchases less than the full number of Units entitled to be subscribed for and purchased under this Compensation Warrant Certificate prior to the Expiry Time, the Corporation shall issue a new Compensation Warrant Certificate to the Holder in the same form as this Compensation Warrant Certificate representing the right to purchase Units not previously purchased with appropriate changes.
2.
Exercise: The Compensation Warrants may be exercised by the Holder in whole or in part, by surrendering to the Corporation: (a) this Compensation Warrant Certificate, together with (b) a duly completed and executed subscription form in the form attached as Appendix B to this Compensation Warrant Certificate, and (c) payment in full of the aggregate Exercise Price in respect of the Units subscribed for by certified cheque, bank draft or money order in lawful money of Canada payable to the Corporation or by transmitting same day funds in lawful money of Canada by wire to such account as the Corporation shall direct the Holder.

On the date upon which the Corporation receives this Compensation Warrant Certificate, the subscription form, and payment as aforesaid (the “Exercise Date”), the Subordinate Voting Shares and Broker Warrants comprising each Unit subscribed for shall be deemed to be issued as fully paid and non-assessable and the Holder shall be deemed for all purposes to be the holder of record of the number of Subordinate Voting Shares and Broker Warrants to be so issued, unless the transfer books of the Corporation shall be closed on such Exercise Date, in which event the Subordinate Voting Shares and Broker Warrants so subscribed for shall be deemed to be issued, and the Holder shall be deemed to have become the holder of record of such Subordinate Voting Shares and Broker Warrants, on the date on which such transfer books are reopened.

3.
Delivery of Securities: Within three (3) Business Days of the Exercise Date, the Corporation shall cause to be delivered to the Holder certificates evidencing such Subordinate Voting Shares and Broker Warrants comprising the Units or, if available, uncertificated positions in CDS Clearing and Depository Services Inc. representing such Subordinate Voting Shares and Broker Warrants subscribed for and purchased by the Holder hereunder, and a replacement Compensation Warrant Certificate, if any.
4.
No Fractional Subordinate Voting Shares: The Corporation shall not be required to issue fractional Subordinate Voting Shares upon the exercise of the Compensation Warrants evidenced hereby. If any fractional interest in a Subordinate Voting Share would be deliverable upon the exercise of the Compensation Warrants evidenced hereby, the Corporation shall, in lieu of delivering any certificate for such fractional interest, satisfy such fractional interest by rounding down the number of Subordinate Voting Shares issuable upon the exercise of the Compensation Warrants to the nearest whole number.
5.
Covenants, Representations and Warranties: The Corporation hereby covenants and agrees that it is authorized to issue and that it will cause the Subordinate Voting Shares and Broker Warrants comprising the Units from time to time subscribed for and purchased in the manner provided in this Compensation Warrant Certificate and the certificate or certificates representing such Subordinate Voting Shares or Broker Warrants to be issued and that, at all times prior to the Expiry Time, it will reserve and there will remain unissued, out of the authorized capital of the Corporation, a sufficient number of Subordinate Voting Shares and Broker Warrants to satisfy the right of purchase provided in this Compensation Warrant Certificate, as such right of purchase may be adjusted pursuant to Section 7 hereof.

The Corporation hereby represents and warrants that all Subordinate Voting Shares and Broker Warrants comprising the Units which are issued upon the exercise of the right of purchase provided in this Compensation Warrant Certificate, upon full payment of the aggregate Exercise Price in respect of such Units, shall be and be deemed to be fully paid and non-assessable Subordinate Voting Shares and Broker Warrants, free from all taxes, liens and charges with respect to the issue thereof.

The Corporation hereby represents and warrants that this Compensation Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Compensation Warrant Certificate.

So long as any Compensation Warrant remains outstanding, the Corporation covenants that it shall do or cause to be done all things necessary to maintain its corporate existence, provided that the foregoing requirement is subject to the obligations of the directors to comply with their fiduciary duties to the Corporation and further provided that the Corporation shall not be required to comply with the foregoing requirement in respect of a transaction carried out in accordance with Section 8 hereof.

6.
U.S. Securities Laws Restrictions on Exercise: These Compensation Warrants may not be exercised in the United States or by or on behalf of a “U.S. person” (as that term is defined in Regulation S adopted by the United States Securities Exchange Commission under the United States Securities Act of 1933, as amended (“U.S. Securities Act”)) unless an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws and the Holder of these Compensation Warrants has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect.
7.
Adjustment of Subscription and Purchase Rights:
(1)
Definitions: For the purposes of this Section 7, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection 7(1):
(a)
“Adjustment Period” means the period commencing on the date of issue of this Compensation Warrant and ending at the Expiry Time;
(b)
“Business Day” means a day, other than a Saturday, a Sunday or statutory or civic holiday in the City of Toronto, Ontario or the City of Vancouver, British Columbia;
(c)
“Convertible Security” means a security convertible into or exchangeable for Subordinate Voting Shares;
(d)
“Current Market Price” of the Subordinate Voting Shares at any date means the VWAP during the period of 20 consecutive trading days ending immediately before such date; provided that if the Subordinate Voting Shares are not then listed on the Exchange or traded in the over-the-counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;
(e)
“director” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation;

(f)
“trading day” with respect to a Canadian stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business; and
(g)
“VWAP” means the volume weighted average trading price of the Subordinate Voting Shares on Neo Exchange Inc. (the “Exchange”) or, if not then listed on the Exchange on such other principal stock exchange or over-the-counter market on which the Subordinate Voting Shares are trading, calculated by dividing the total value by the total volume of Subordinate Voting Shares traded for the relevant period.
(2)
Adjustments:
(a)
The Exercise Price and the number of Subordinate Voting Shares issuable upon exercise of the Compensation Warrants shall be subject to adjustment from time to time in the events and in the manner provided as follows. The Broker Warrants to be acquired by the Holder upon exercise of the Compensation Warrants shall be subject to adjustment in accordance with the terms and conditions of such Broker Warrants pursuant to the Warrant Certificates as if such Broker Warrants were outstanding as of the date hereof. The adjustments provided for in this Section 7 and in the Warrant Certificates are intended to provide the Holder with economic entitlement equal to the entitlement such Holder would have had as if the Holder had, immediately prior to the event causing the adjustment, exercised its right to purchase Units, in whole and not in part, in accordance with this Compensation Warrant Certificate.
(b)
If at any time during the Adjustment Period, the Corporation shall:
(i)
fix a record date for the issue of, or issue, Subordinate Voting Shares or Convertible Securities to the holders of all or substantially all of the outstanding Subordinate Voting Shares by way of a stock dividend;
(ii)
fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Subordinate Voting Shares payable in Subordinate Voting Shares or Convertible Securities;
(iii)
subdivide, redivide or change the outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares; or
(iv)
consolidate, combine or reduce the outstanding Subordinate Voting Shares into a lesser number of Subordinate Voting Shares,

(any such event being hereinafter referred to as a “Share Reorganization”), the Exercise Price shall be adjusted on the record date on which holders of Subordinate Voting Shares are determined for the purposes of the Share Reorganization (in the case of (i) and (ii) above) and the effective date of the Share Reorganization (in the case of (iii) and (iv) above) to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A) the numerator of which shall be the number of Subordinate Voting Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Share Reorganization; and

(B) the denominator of which shall be the number of Subordinate Voting Shares which will be outstanding immediately after giving effect to such Share Reorganization (including in the case of a distribution of Convertible Securities, the number of

Subordinate Voting Shares that would be outstanding had such securities been exchanged for or converted into Subordinate Voting Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection 7(2)(b) as a result of the fixing by the Corporation of a record date for the distribution of Convertible Securities, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Subordinate Voting Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

If the Holder has not exercised its right to subscribe for and purchase Units on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Subordinate Voting Shares then subscribed for and purchased by the Holder, at the Exercise Price determined in accordance with this subsection 7(2)(b), the aggregate number of Subordinate Voting Shares that the Holder would have been entitled to receive as a result of such Share Reorganization, if, on such record date or effective date, as the case may be, the Holder had been the holder of record of the number of Subordinate Voting Shares so subscribed for and purchased.

(c)
If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Subordinate Voting Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after such record date, to subscribe for or purchase Subordinate Voting Shares or Convertible Securities at a price per share to the holder (or in the case of Convertible Securities, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the price determined by multiplying the Exercise Price in effect on such record date by a fraction:
(i)
the numerator of which shall be the aggregate of

(A) the number of Subordinate Voting Shares outstanding on the record date for the Rights Offering, and

(B) the quotient determined by dividing:

(I) the amount equal to the aggregate consideration payable on the exercise of all rights, options and warrants under the Rights Offering plus the aggregate consideration, if any, payable on the exchange or conversion of the Convertible Securities issued upon exercise of such rights, options and warrants (assuming the exercise of all rights, options and warrants under the Rights Offering and assuming the exchange or conversion into Subordinate Voting Shares of all Convertible Securities issued upon exercise of such rights, options and warrants), by

(II) the Current Market Price as of the record date for the Rights Offering; and

(ii)
the denominator of which shall be the aggregate of the number of Subordinate Voting Shares outstanding on such record date and the number of Subordinate Voting Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of Convertible Securities, the maximum number of Subordinate Voting Shares into which such Convertible Securities may be exchanged, exercised or converted),

If by the terms of the rights, options, or warrants referred to in this subsection 7(2)(c), there is more than one purchase, conversion or exchange price per Subordinate Voting Share, the aggregate price of the total number of additional Subordinate Voting Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the Convertible Securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Subordinate Voting Share, as the case may be. Any Subordinate Voting Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection 7(2)(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this subsection 7(2)(c), the Exercise Price and the number of Subordinate Voting Shares shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Subordinate Voting Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(d)
If at any time during the Adjustment Period there shall occur:
(i)
a reclassification or redesignation of the Subordinate Voting Shares, any change of the Subordinate Voting Shares into other shares or securities or any other capital reorganization involving the Subordinate Voting Shares other than a Share Reorganization;
(ii)
a consolidation, amalgamation or merger of the Corporation with or into any other body corporate which results in a reclassification or redesignation of the Subordinate Voting Shares or a change of the Subordinate Voting Shares into other shares or securities; or
(iii)
the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another company or entity;
(e)
(any of such events being herein called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Compensation Warrants, in lieu of the number of Subordinate Voting Shares which the Holder was theretofore entitled to purchase or receive upon the exercise of the Compensation Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Subordinate Voting Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of the Compensation Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Compensation Warrant Certificate with respect to the rights and interest thereafter of the Holder to the end that the provisions of this

Compensation Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Compensation Warrant Certificate.
(f)
If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsections 7(2)(b), 7(2)(c) or 7(2)(d) hereof, then the number of Subordinate Voting Shares purchasable upon the subsequent exercise of the Compensation Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Subordinate Voting Shares purchasable upon the exercise of the Compensation Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment in the Exercise Price.
(g)
If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the Subordinate Voting Shares of:
(i)
shares of the Corporation of any class other than Subordinate Voting Shares;
(ii)
rights, options or warrants to acquire Subordinate Voting Shares or securities exchangeable or exercisable for or convertible into Subordinate Voting Shares (other than rights, options or warrants issued pursuant to a Rights Offering);
(iii)
evidence of indebtedness of the Corporation; or
(iv)
any property or assets of the Corporation;

and if such issue or distribution does not constitute a Share Reorganization, a Rights Offering or a Capital Reorganization (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price and the number of Subordinate Voting Shares shall be adjusted effective immediately after the record date for the Special Distribution so that it shall equal the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A) the numerator of which shall be the difference between:

(I) the product of the number of Subordinate Voting Shares outstanding on such record date and the Current Market Price on such record date; and

(II) the fair value, as determined by the directors of the Corporation, to the holders of the Subordinate Voting Shares of such Special Distribution; and

(B) the denominator of which shall be the product obtained by multiplying the number of Subordinate Voting Shares outstanding on such record date by the Current Market Price on such record date.

Any Subordinate Voting Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection 7(2)(f) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Subordinate Voting Shares or securities exchangeable or exercisable for or convertible into Subordinate Voting Shares referred to in this subsection 7(2)(f), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Subordinate Voting Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(3)
Rules: The following rules and procedures shall be applicable to adjustments made pursuant to subsection 7(2) hereof.
(a)
Subject to the following provisions of this subsection 7(3), the adjustments provided for in subsection 7(2) hereof are cumulative, and shall be made successively whenever an event referred to therein shall occur.
(b)
The purpose and intent of the adjustments provided in subsection 7(2) hereof is to ensure that the rights and obligations of the Holder are neither diminished nor enhanced as a result of any if the events set forth herein. Accordingly, the adjustment provisions of this Compensation Warrant Certificate shall be interpreted and applied in accordance with such purpose and intent.
(c)
All calculations shall be made to the nearest one one-hundredth of a Subordinate Voting Share.
(d)
No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one per cent (1%) in the Exercise Price in effect immediately prior to such adjustment, and no adjustment shall be made in the number of Subordinate Voting Shares purchasable or issuable on the exercise of the Compensation Warrants unless it would result in a change of at least one one-hundredth of a Subordinate Voting Share; provided, however, that any adjustments which, except for the provision of this subsection 7(3)(d), would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment.
(e)
No adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of this Compensation Warrant shall be made in respect of any event described in Section 7 hereof if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Compensation Warrants evidenced hereby for Units prior to the effective date or record date of such event.
(f)
No adjustment in the Exercise Price or in the number of Subordinate Voting Shares purchasable upon the exercise of the Compensation Warrants shall be made pursuant to subsection 7(2) hereof in respect of the issue from time to time of Subordinate Voting Shares pursuant to this Compensation Warrant Certificate or similar compensation warrant certificates issued on the date hereof, pursuant to share purchase warrants, compensation warrants or compensation options or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Corporation and/or any subsidiary of the Corporation and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Share Reorganization, a Rights Offering nor any other event described in subsection 7(2) hereof.
(g)
If at any time during the Adjustment Period the Corporation shall take any action affecting the Subordinate Voting Shares, other than an action described in subsection 7(2) hereof, which in the opinion of the directors would have a material adverse effect upon the rights of the Holder, either or both the Exercise Price and the number of Subordinate Voting Shares and Broker Warrants purchasable upon exercise of the Compensation Warrants shall be adjusted in such manner and at such time by action by the directors, in their sole discretion, determined to be equitable in the circumstances, subject to the requisite approval of the principal stock exchange upon which the Subordinate Voting Shares are listed, if applicable. Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Subordinate Voting Shares shall be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.
(h)
Any adjustment pursuant to subsection 7(2) hereof shall be subject to any required prior approvals of the principal stock exchange upon which the Subordinate Voting Shares are listed.
(i)
If the Corporation shall set a record date to determine holders of Subordinate Voting Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Subordinate Voting Shares purchasable upon exercise of the Compensation Warrants shall be required by reason of the setting of such record date.
(j)
In any case in which the Compensation Warrants shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 7(2) hereof, the Corporation may defer, until the occurrence of such event:
(i)
issuing to the Holder, to the extent that the Compensation Warrants are exercised after such record date and before the occurrence of such event, the additional Subordinate Voting Shares issuable upon such exercise by reason of the adjustment required by such event; and
(ii)
delivering to the Holder any distribution declared with respect to such additional Subordinate Voting Shares after such record date and before such event;

provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the right of the Holder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and the number of Subordinate Voting Shares purchasable upon the exercise of the Compensation Warrants and to such distribution declared with respect to any such additional Subordinate Voting Shares issuable on this exercise of the Compensation Warrants.

(k)
In the absence of a resolution of the directors fixing a record date for a Rights Offering or a Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the date on which the Rights Offering or Special Distribution is effected.
(l)
If a dispute shall at any time arise with respect to adjustments in the Exercise Price or the number of Subordinate Voting Shares or Broker Warrants purchasable upon the exercise of the Compensation Warrants, such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to subsection 7(2) hereof and shall be binding upon the Corporation and the Holder.

(m)
As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 7(2) hereof, including the Exercise Price and the number or class of Subordinate Voting Shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation has reserved and there will remain unissued out of its authorized capital a sufficient number of Subordinate Voting Shares for issuance upon the exercise of the Compensation Warrants evidenced hereby, and that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Subordinate Voting Shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions of this Compensation Warrant Certificate.
(4)
Notice of Adjustment: At least 10 Business Days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Holder under the Compensation Warrants, including the Exercise Price and the number of Subordinate Voting Shares which are purchasable under the Compensation Warrants, the Corporation shall deliver to the Holder a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this subsection 7(4) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable, deliver to the Holder a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and transfer books for the Subordinate Voting Shares will be open, and that the Corporation will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Compensation Warrant Certificate, during such 10 Business Day period. In the case of any exercise by the Corporation of the Acceleration Right (as defined in the Warrant Certificate), the corporation shall deliver, or cause to be delivered, a copy of the Acceleration Notice (as defined in the Warrant Certificate) to the Holder concurrently with the delivery of the Acceleration Notice to holders of the Warrants.
8.
Consolidation and Amalgamation:
(1)
The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction, the Corporation and the successor corporation shall have executed such instruments and done such things as the Corporation, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:
(a)
the successor corporation will have assumed all the covenants and obligations of the Corporation under this Compensation Warrant Certificate, and
(b)
the Compensation Warrants and the terms set forth in Compensation Warrant Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Compensation Warrant Certificate.
(2)
Whenever the conditions of subsection 8(1) hereof shall have been duly observed and performed, the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Compensation Warrant Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.
9.
Register: The Compensation Warrants represented by this certificate are part of a class of warrants, BW-2021. The Corporation shall cause a register to be kept in which shall be entered the names and addresses of all holders of BW-2021 warrants of the Corporation and the number of BW-2020 warrants so held by them.
10.
No Obligation to Purchase: Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for, or for the Corporation to issue, any Units except those Units in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.
11.
Further Assurances: The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Holder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Compensation Warrant Certificate.
12.
Time of Essence: Time shall be of the essence of this Compensation Warrant Certificate.
13.
Governing Laws: This Compensation Warrant Certificate shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
14.
Notices: All notices or other communications to be given under this Compensation Warrant Certificate shall be delivered by hand or by email and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by email, on the date of transmission if sent before 4:00 p.m. (Toronto time) on a Business Day or, if such day is not a Business Day, on the first Business Day following the date of transmission.

Notices to the Corporation shall be addressed to:

Mind Medicine (MindMed) Inc.
One World Trade Center, Suite 8500
New York, NY 10007

Attention:	XXXXX
Email:	XXXXX

with a copy (which shall not constitute notice hereunder) to:

Wildeboer Dellelce LLP
Suite 800 Wildeboer Dellelce Place
365 Bay Street
Toronto, Ontario M5H 2V1

Attention:	XXX
Email:	XXXXXX

Notices to the Holder shall be addressed to:

[insert address]

Attention:	[•]
Email:	[•]

The Corporation or the Holder may change its address for service by notice in writing to the other of them specifying its new address for service under this Compensation Warrant Certificate.

15.
Severability: If any one or more of the provisions or parts thereof contained in this Compensation Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.
16.
Language: The parties hereto acknowledge and confirm that they have requested that this Compensation Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont exigé que le présent certificat ainsi que tous les avis et documents qui s’y rattachent soient rédigés en langue anglaise.